BEDINGER & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this Form 10-K of our report dated February 7, 2011, relating to the financial statements of iTrackr Systems, Inc. for the years ended December 31, 2010 and 2009.

Bedinger & Company
Concord, CA
February 11, 2011

1200 CONCORD AVENUE, SUITE 250, CONCORD, CA  94520 · (925) 603-0800 · (925) 603-0804 FAX

Members Of The American Institute Of Certified Public Accountants,
The Center For Public Company Audit Firms,
And The California Society Of Certified Public Accountants,
Registered With The Public Company Accounting Oversight Board